Exhibit 99.1

Northern Tier Energy Reports Second Quarter 2012 Results

•	2Q12 operating income of $225.7 million

•	2Q12 adjusted EBITDA of $246.3 million

•	Operating cash flows of $154.7 million during the three months ended June 30, 2012

Ridgefield, CT – August 9, 2012 – Northern Tier Energy LLC (the “Company” or “NTE”) today reported earnings for the three and six month periods ended June 30, 2012. Subsequent to the periods reported on, Northern Tier Holdings LLC (“NTH”), the parent company of NTE, contributed all of the membership interests of NTE to Northern Tier Energy LP (“NTE LP”) in exchange for common units in NTE LP. NTE LP closed its initial public offering (“IPO”) on July 31, 2012 and now trades on the New York Stock Exchange under the ticker NTI. The earnings reported herein relate to NTE prior to the initial public offering of NTE LP and therefore do not include any impact of the NTE LP IPO.

The Company reported operating income of $225.7 million for the three months ended June 30, 2012, an increase of $145.0 million compared to the three months ended June 30, 2011. This increase in operating income is primarily due to improved results in the Refining segment, which were driven by higher refined product margins per barrel and increased volumes compared to the prior year period. Adjusted EBITDA for the three months ended June 30, 2012 was $246.3 million, an increase of $144.8 million compared to the $101.5 million of Adjusted EBITDA for the three months ended June 30, 2011. The increase in Adjusted EBITDA is primarily driven by the Refining segment results during the second quarter of 2012. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss), see pages 7 and 8 of this release.

For the three months ended June 30, 2012, the Company reported net income of $246.6 million compared to a net loss of $42.1 million for the three months ended June 30, 2011. The improvement from the second quarter of 2011 of $288.7 million is primarily attributable to a $160.9 million increase in operating income in the Refining segment in the quarter and an improvement of $144.4 million related to derivatives activities, partially offset by a $9.3 million unfavorable impact in contingent consideration income.

Operating Segment Highlights

Refining Segment

The Refining segment’s operating income was $235.1 million for the three months ended June 30, 2012 compared to $74.2 million for the three months ended June 30, 2011. Refining gross product margins were $38.60 per barrel of throughput for the three months ended June 30, 2012 compared to $20.97 per barrel for the three months ended June 30, 2011. This increase is primarily due to improvements in three factors in the 2012 second quarter: (i) an increase in benchmark crack spreads, (ii) favorable pricing differentials for refined products versus pricing benchmarks, and (iii) favorable crude oil price differentials versus the benchmark WTI crude oil prices.

In addition to higher product margins per barrel, throughput and sales volumes increased compared to the prior year quarter. Total throughput was 81,906 barrels per day for the three months ended June 30, 2012 compared to 72,828 barrels per day for the prior year quarter. Sales volumes increased to 88,773 barrels per day in the three months ended June 30, 2012 from 84,305 barrels per day for the three months ended June 30, 2011. The higher refinery throughput in the second quarter of 2012 compared to the same prior year period is primarily attributable to reduced throughput rates associated with the partial turnaround completed in the second quarter of 2011.

Retail Segment

Retail operating income was $4.8 million in the three months ended June 30, 2012 compared to $4.7 million in the three months ended June 30, 2011. Fuel margins were $0.22 per gallon for both the three months ended June 30, 2012 and 2011, however, fuel gallons sold at company-operated retail stores declined by 5.8% from the prior year period. Despite the reduction in fuel gallons sold, the Retail segment experienced higher non-fuel revenues driven primarily by merchandise revenues at company-operated stores.

Year-to-Date Results

Operating income for the six months ended June 30, 2012 was $228.4 million, an increase of $47.0 million compared to the six months ended June 30, 2011. This increase in operating income is primarily due to strong Refining segment results during the second quarter of 2012, which more than offset a $106.8 million unfavorable change in the valuation of the contingent consideration agreements. The unfavorable change in the valuation of these agreements was due to higher forward prices for gasoline and diesel relative to crude oil prices in the 2012 period compared to the same period in 2011. Adjusted EBITDA for the six months ended June 30, 2012 was $327.8 million, an increase of $143.1 million compared to the $184.7 million of Adjusted EBITDA for the six months ended June 30, 2011. Similar to operating income, the increase in Adjusted EBITDA is primarily driven by the favorable second quarter results in the Refining segment.

For the six months ended June 30, 2012, the Company reported net income of $53.0 million compared to a net loss of $266.6 million for the six months ended June 30, 2011. This improvement of $319.6 million is primarily attributable to the increase in operating income in the Refining segment and a reduction in losses related to derivatives activities of $273.6 million. These improvements were partially offset by a $106.8 million unfavorable impact in contingent consideration income (loss). Included in the net income for the six months ended June 30, 2012 are $136.8 million of realized derivative losses related to the Company extinguishing a portion of its existing derivative instruments ahead of their respective expiration dates.

Liquidity and Capital Spending

The Company’s primary sources of liquidity are cash generated from operating activities and its asset backed revolving credit facility (the “ABL Facility”). As of June 30, 2012, the Company’s cash on hand and availability under the ABL Facility amounted to $284 million as compared to $232 million as of December 31, 2011 and $148 million as of the closing date of the Marathon Acquisition on December 1, 2010. The June 30, 2012 cash on hand balance is net of a $40 million equity distribution to NTH during the second quarter of 2012 and excludes any impacts related to the completion of the NTE LP IPO.

The Company entered into crack spread derivatives at its inception to mitigate market risk for a portion of its 2011 and 2012 gasoline and diesel production. The Company does not apply hedge accounting to its derivative contracts and, as a result, it recognizes all realized gains and losses upon settlement, and unrealized gains and losses related to the mark-to-market valuation of these contracts in its income statement below operating profit. For the three months ended June 30, 2012, the Company recognized $31.7 million of net gains on derivative contract activities, which include the impact of resetting all remaining 2012 contracts to current market levels. As of June 30, 2012, the fair value of the Company’s outstanding crack spread derivative contracts amounted to a net liability of $6.7 million which covers approximately 12 million barrels of gasoline and diesel production through the end of 2013.

Cash provided by operating activities for the three months ended June 30, 2012 was $154.7 million compared to $39.5 million for the three months ended June 30, 2011. The cash provided in the second quarter relates primarily to the strength of the Refining segment operating results in the second quarter of 2012. Capital expenditures for the three months ended June 30, 2012 and 2011 were $7.0 million and $10.1 million, respectively. During the second quarter of 2012, the Company paid $40.0 million to NTH as a distribution of member capital.

Subsequent Events

As referenced earlier, NTE LP, a Delaware limited partnership, closed its IPO of 18,687,500 common units at a price of $14.00 per unit on July 31, 2012. These common units are traded on the New York Stock Exchange under the ticker symbol NTI. The net proceeds from the IPO of approximately $245 million and cash on hand of $57 million are being used to: (i) redeem $29 million of NTE senior secured notes at a redemption price of 103% of the principal amount thereof, for an estimated $30 million, (ii) pay $40 million to Marathon, which represents the cash component of a settlement agreement with Marathon related to a contingent consideration arrangement that was entered into at the time of the Marathon Acquisition, (iii) pay $92 million for early extinguishment losses on derivative contracts incurred during the first half of 2012; (iv) pay approximately $16 million of IPO transaction expenses; and, (v) distribute approximately $124 million to NTH, of which $92 million will be used to redeem Marathon’s existing preferred interest in NTH and $32 million will be distributed to the owners of NTH.

Conference Call Information

The Company will hold a conference call to discuss its second quarter 2012 results on Thursday, August 9, 2012 at 2:00 p.m. Eastern Daylight Time. Investors will have the opportunity to listen to the conference call live by dialing (800) 446-2782, passcode: 33012770.

About Northern Tier Energy

Northern Tier Energy LLC is an independent downstream energy company with refining, retail and pipeline operations that serves the PADD II region of the United States. NTE operates a 74,000 barrels per calendar day refinery located in St. Paul Park, Minnesota. NTE also operates 166 convenience stores and supports 67 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and owns a bakery and commissary under the SuperMom’s brand. NTE is headquartered in Ridgefield, Connecticut.

Non-GAAP Measures

This earnings release includes non-GAAP measures. The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating performance. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives to comparable GAAP financial measures. The Company’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See pages 7-9 in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

For Further Information, Contact:

Maria Testani

Director, Planning and Strategy

(203) 244-6550

NORTHERN TIER ENERGY LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Revenue	$1,155.2	$1,092.3	$2,154.3	$2,032.5

Costs, expenses and other:
Cost of sales	825.0	909.0	1,664.8	1,688.0
Direct operating expenses	61.5	63.3	122.2	125.2
Turnaround and related expenses	11.5	19.2	15.0	22.5
Depreciation and amortization	7.8	7.6	16.3	14.9
Selling, general and administrative	24.8	20.5	45.1	38.9
Formation costs	—	1.9	—	4.4
Contingent consideration loss (income)	0.1	(9.2)	65.8	(41.0)
Other income, net	(1.2)	(0.7)	(3.3)	(1.8)

Operating income	225.7	80.7	228.4	181.4

Net gains (losses) on derivative activities	31.7	(112.7)	(154.2)	(427.8)
Interest expense, net	(10.7)	(10.2)	(21.1)	(20.2)

Income (loss) before income taxes	246.7	(42.2)	53.1	(266.6)

Income tax (provision) benefit	(0.1)	0.1	(0.1)	—

Net income (loss)	$246.6	$(42.1)	$53.0	$(266.6)

NORTHERN TIER ENERGY LLC

SELECTED OPERATING SEGMENT DATA

(in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

OPERATING INCOME:
Refining	$235.1	$74.2	$313.6	$152.7
Retail	4.8	4.7	4.0	2.3
Corporate and unallocated costs	(14.2)	1.8	(89.2)	26.4

TOTAL OPERATING INCOME	225.7	80.7	228.4	181.4

Net gains (losses) on derivative activities	31.7	(112.7)	(154.2)	(427.8)
Interest expense, net	(10.7)	(10.2)	(21.1)	(20.2)
Income tax (provision) benefit	(0.1)	0.1	(0.1)	—

NET INCOME (LOSS)	$246.6	$(42.1)	$53.0	$(266.6)

NORTHERN TIER ENERGY LLC

SELECTED BALANCE SHEET AND CASH FLOW DATA

(in millions, unaudited)

	June 30, 2012	December 31, 2011

Cash and Cash Equivalents	$171.0	$123.5
Total Assets	$1,081.6	$998.8
Total Debt and Financing Obligations	$302.7	$301.9
Equity	$326.1	$312.2

	Six Months Ended
	June 30, 2012	June 30, 2011

Net cash provided by operating activities	$99.9	$133.8
Net cash used in investing activities	(12.4)	(128.7)
Net cash used in financing activities	(40.0)	—

Net increase in cash and cash equivalents	$47.5	$5.1

NORTHERN TIER ENERGY LLC

ADJUSTED EBITDA RECONCILIATION

(in millions, unaudited)

	Three Months Ended June 30, 2012
	Refining	Retail	Other	Total
(in millions)
Net income	$235.1	$4.8	$6.7	$246.6
Adjustments:
Interest expense	—	—	10.7	10.7
Income tax provision	—	—	0.1	0.1
Depreciation and amortization	6.1	1.6	0.1	7.8

EBITDA subtotal	241.2	6.4	17.6	265.2
Minnesota Pipe Line proportionate EBITDA	0.7	—	—	0.7
Turnaround and related expenses	11.5	—	—	11.5
Equity-based compensation expense	—	—	0.5	0.5
Contingent consideration loss	—	—	0.1	0.1
Net gain on derivative activities	—	—	(31.7)	(31.7)

Adjusted EBITDA (a)	$253.4	$6.4	$(13.5)	$246.3

	Three Months Ended June 30, 2011
	Refining	Retail	Other	Total
(in millions)
Net income (loss)	$74.2	$4.7	$(121.0)	$(42.1)
Adjustments:
Interest expense	—	—	10.2	10.2
Income tax benefit	—	—	(0.1)	(0.1)
Depreciation and amortization	5.5	2.1	—	7.6

EBITDA subtotal	79.7	6.8	(110.9)	(24.4)
Minnesota Pipe Line proportionate EBITDA	0.9	—	—	0.9
Turnaround and related expenses	19.2	—	—	19.2
Equity-based compensation expense	—	—	0.4	0.4
Contingent consideration income	—	—	(9.2)	(9.2)
Formation costs	—	—	1.9	1.9
Net loss on derivative activities	—	—	112.7	112.7

Adjusted EBITDA (a)	$99.8	$6.8	$(5.1)	$101.5

NORTHERN TIER ENERGY LLC

ADJUSTED EBITDA RECONCILIATION

(in millions, unaudited)

	Six Months Ended June 30, 2012
	Refining	Retail	Other	Total
(in millions)
Net income (loss)	$313.6	$4.0	$(264.6)	$53.0
Adjustments:
Interest expense	—	—	21.1	21.1
Income tax provision	—	—	0.1	0.1
Depreciation and amortization	12.1	3.8	0.4	16.3

EBITDA subtotal	325.7	7.8	(243.0)	90.5
Minnesota Pipe Line proportionate EBITDA	1.4	—	—	1.4
Turnaround and related expenses	15.0	—	—	15.0
Equity-based compensation expense	—	—	0.9	0.9
Contingent consideration loss	—	—	65.8	65.8
Net loss on derivative activities	—	—	154.2	154.2

Adjusted EBITDA (a)	$342.1	$7.8	$(22.1)	$327.8

	Six Months Ended June 30, 2011
	Refining	Retail	Other	Total
(in millions)
Net income (loss)	$152.7	$2.3	$(421.6)	$(266.6)
Adjustments:
Interest expense	—	—	20.2	20.2
Depreciation and amortization	10.6	4.0	0.3	14.9

EBITDA subtotal	163.3	6.3	(401.1)	(231.5)
Minnesota Pipe Line proportionate EBITDA	1.8	—	—	1.8
Turnaround and related expenses	22.5	—	—	22.5
Equity-based compensation expense	—	—	0.7	0.7
Contingent consideration income	—	—	(41.0)	(41.0)
Formation costs	—	—	4.4	4.4
Net loss on derivative activities	—	—	427.8	427.8

Adjusted EBITDA (a)	$187.6	$6.3	$(9.2)	$184.7

(a)	Adjusted EBITDA is not a presentation made in accordance with GAAP and the Company’s computation of Adjusted EBITDA may vary from others in its industry. In addition, Adjusted EBITDA contains some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the agreements governing the Secured Notes, ABL Facility, earn-out, margin support agreement and management services agreement. Adjusted EBITDA should not be considered as an alternative to operating income or net income (loss) as measures of operating performance. In addition, Adjusted EBITDA is not presented as, and should not be considered, an alternative to cash flow from operations as a measure of liquidity. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes and depreciation and amortization, adjusted for EBITDA from the Minnesota Pipe Line operations, turnaround and related expenses, equity-based compensation expense, gains or losses from derivative activities, fair value adjustments for contingent consideration arrangements and costs related to the Company’s formation. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation, or as a substitute for analysis of the results as reported under GAAP.

NORTHERN TIER ENERGY LLC

OTHER NON-GAAP PERFORMANCE MEASURES

(in millions, unaudited)

	Three Months Ended,		Six Months Ended,
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Refinery revenue	$1,039.2	$978.5	$1,933.7	$1,823.7
Refinery cost of sales	751.5	839.5	1,523.5	1,558.5

Refinery gross product margin (b)	$287.7	$139.0	$410.2	$265.2

	Three Months Ended,		Six Months Ended,
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

Retail gross margin:
Fuel margin	$16.9	$17.8	$30.2	$29.9
Merchandise margin	22.6	21.8	43.0	41.0
Other margin	3.0	4.7	6.1	8.4

Retail gross margin	42.5	44.3	79.3	79.3
Expenses:
Direct operating expenses	29.8	30.9	59.2	60.5
Depreciation and amortization	1.6	2.1	3.8	4.0
Selling, general and administrative	6.3	6.6	12.3	12.5

Retail segment operating income (c)	$4.8	$4.7	$4.0	$2.3

(b)	Refinery gross product margin per barrel is a financial measurement calculated by subtracting refinery costs of sales from total refinery revenues and dividing the difference by the total throughput or total refined products sold for the respective periods presented. Refinery gross product margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in these calculations (revenues and cost of sales) can be reconciled directly to our statements of operations. Our calculation of refinery gross product margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
(c)	Retail fuel gross margin and retail merchandise gross margin are non-GAAP performance measures that we believe are important to investors in evaluating our retail performance. Our calculation of retail fuel margin and retail merchandise margin may differ from similar calculations of other companies in our industry, thereby limiting their usefulness as comparative measures.

NORTHERN TIER ENERGY LLC

SUPPLEMENTAL OPERATING DATA

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011

REFINING SEGMENT

Key Operating Statistics
Total refinery production (bpd)	82,069	73,113	79,253	78,877
Total refinery throughput (bpd)	81,906	72,828	78,659	78,768
Refined products sold (bpd)	88,773	84,305	83,348	82,537

Per barrel of throughput:
Refinery gross margin	$38.60	$20.97	$28.65	$18.60
Direct operating expenses	$4.25	$4.90	$4.40	$4.55
Per barrel of refined products sold:
Refinery gross margin	$35.61	$18.12	$27.04	$17.75
Direct operating expenses	$3.92	$4.24	$4.15	$4.34

Refinery product yields (bpd):
Gasoline	38,186	37,335	38,544	39,400
Distillate	26,742	21,980	25,451	22,883
Asphalt	12,455	9,678	10,389	9,647
Other	4,686	4,120	4,869	6,947

Total	82,069	73,113	79,253	78,877

RETAIL SEGMENT

Company operated stores:
Fuel gallons sold (in millions)	77.5	82.3	151.6	160.4
Fuel margin per gallon	$0.22	$0.22	$0.20	$0.19
Merchandise sales (in millions)	$90.7	$86.3	$169.6	$161.6
Merchandise margin %	24.9%	25.3%	25.3%	25.4%
Number of stores at period end	166	166	166	166

Note: See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included within the Company’s quarterly report on Form 10-Q for further information on operating statistic definitions.